UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30th, 2017

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5503 Cahuenga Blvd, #203
Los Angeles, CA 91601
(Address of Principal Executive Offices) (Zip Code)

(877) 299-0653
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01

Other Events.

On or around January 28, 2017 the company completed production of an additional 850 units of its BDI 747 ignition interlock device. Within 24 hours of these units being readied at our Los Angeles facility, we had materially leased 700 of these units and anticipate the remainder are being leased and deployed posthaste. Our distributor network continues to demand additional units, and we are currently continuing production to create supply to meet this demand. The monthly-reoccurring revenue from these new an additional machines should appear on our balance sheet within the next thirty (30) days as per the net 30 terms we have with our distributors. This immediately increased the number of units we have in our inventory by approximately 75%, to approximately 2,000 machines total in our inventory, which will materially increase our revenues and profitability. We are still on track to have approximately 2,700 machines manufactured, deployed, and monetized by the end of this fiscal quarter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Blow & Drive Interlock, Corp.

By	/s/ Laurence Wainer
Name:	Laurence Wainer
Title:	Chief Executive Officer

Date: January 30, 2017